CHEC Funding, LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents CHEC Funding, LLC has filed with the SEC for more complete information about CHEC Funding, LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, CHEC Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision Free Writing Prospectus dated May 8, 2006
$980,000,000
(Approximate)
CENTEX HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-A
CENTEX HOME EQUITY LOAN TRUST 2006-A
(Issuing Entity)
Centex Home Equity Company, LLC
(Sponsor, Originator and Servicer)
CHEC Funding, LLC
(Depositor)

The certificates described herein (the "Certificates") are asset-backed securities to be issued by the Centex Home Equity Loan Trust 2006-A (the "Issuing Entity").  The sole source of payments on the Certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The Certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Centex Home Equity Company, LLC or any of its affiliates.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the Certificates or determined if this free writing prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

CITIGROUP
BANC OF AMERICA SECURITIES LLC
RBS GREENWICH CAPITAL
WACHOVIA SECURITIES

CERTIFICATES
Class(1)	Expected Size (2)	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
							S&P	Moody's	Fitch
AV-1	$380,001,000.00	Floating	Sen-Seq	1.00 / 1.00	1-21 / 1-21	June 2036	AAA	Aaa	AAA
AV-2	$138,465,000.00	Floating	Sen-Seq	2.00 / 2.00	21-27 / 21-27	June 2036	AAA	Aaa	AAA
AV-3	$182,132,000.00	Floating	Sen-Seq	3.50 / 3.50	27-68 / 27-68	June 2036	AAA	Aaa	AAA
AV-4	$94,902,000.00	Floating	Sen-Seq	6.89 / 8.68	68-86 / 68-198	June 2036	AAA	Aaa	AAA
M-1	$35,500,000.00	Floating	Mez	5.01 / 5.55	44-86 / 44-165	June 2036	AA+	Aa1	AA+
M-2	$32,500,000.00	Floating	Mez	4.93 / 5.45	42-86 / 42-158	June 2036	AA	Aa2	AA
M-3	$18,500,000.00	Floating	Mez	4.89 / 5.39	41-86 / 41-150	June 2036	AA	Aa3	AA-
M-4	$17,000,000.00	Floating	Mez	4.86 / 5.35	40-86 / 40-144	June 2036	AA	A1	A+
M-5	$16,000,000.00	Floating	Mez	4.85 / 5.30	39-86 / 39-138	June 2036	A+	A2	A
M-6	$14,500,000.00	Floating	Mez	4.84 / 5.26	39-86 / 39-132	June 2036	A	A3	A-
M-7	$13,000,000.00	Floating	Mez	4.82 / 5.20	38-86 / 38-125	June 2036	A-	Baa1	BBB+
M-8	$12,500,000.00	Floating	Mez	4.81 / 5.13	38-86 / 38-117	June 2036	BBB+	Baa2	BBB
M-9	$8,500,000.00	Floating	Mez	4.81 / 5.05	38-86 / 38-108	June 2036	BBB-	Baa3	BBB-
M-10	$6,500,000.00	Floating	Mez	4.79 / 4.94	37-86 / 37-100	June 2036	BBB-	Ba1	BB+
M-11	$10,000,000.00	Floating	Mez	4.75 / 4.78	37-86 / 37-93	June 2036	BBB-	Ba2	BB

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The interest rate on the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and  Class M-11 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 5%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

115% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 85% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Certificates.  To understand all of the terms of the offering of the Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this free writing prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $980,000,000 of Centex Home Equity Loan Asset-Backed Certificates, Series 2006-A.
Issuer:	Centex Home Equity Loan Trust 2006-A (the "Issuing Entity").
Depositor:	CHEC Funding, LLC.
Sponsor and Originator:	Centex Home Equity Company, LLC ("CHEC").
Sellers:	CHEC. Harwood Street Funding II, LLC.
Recent Developments:

On March 30, 2006, Centex Corporation (“Centex”) announced that it signed a definitive agreement to sell CHEC to an affiliate of Fortress Investment Group LLC, a global alternative investment and asset management firm.  The sale is subject to certain conditions, including regulatory approvals, and is expected to close in June or July.  Most of CHEC’s pooling and servicing agreements provide that a change of control of CHEC constitutes a servicer termination event unless waived.  There can be no assurance that the sale of CHEC will close or, if it does, what effect the sale will have on the financial condition of CHEC or on the ability of CHEC to perform its obligations under the pooling and servicing agreement relating to the Certificates.

Servicer:	CHEC.
Trustee:	JPMorgan Chase Bank, N.A.
Custodian:	J.P. Morgan Trust Company, National Association.
Underwriters:	Citigroup Global Markets Inc. (Lead Manager). Banc of America Securities LLC (Co-Manager). Greenwich Capital Markets, Inc. (Co-Manager). Wachovia Capital Markets, LLC (Co-Manager).
Statistical Calculation Date:	The opening of business on April 1, 2006.
Cut-Off Date:	The opening of business on May 1, 2006.
Expected Pricing Date:	May 10, 2006.
Expected Closing Date:	May 16, 2006.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be June 25, 2006.
Record Dates:	With respect to any Distribution Date and each class of Certificates, the business day immediately preceding such Distribution Date.
Certificates:	The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Senior Certificates:	The Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Certificates will settle flat (no accrued interest), on an actual/360 basis.
Interest Accrual Period:

Interest on the Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

•

a pool of closed-end fixed rate  and adjustable rate Home Equity Loans secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties;

•

all principal payments collected and interest payments due on the Home Equity Loans on and after the Cut-Off Date;

•

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

•

rights under the Swap Agreement described below.

The Home Equity Loans:

Certain of the Home Equity Loans (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans (the “Adjustable Rate Home Equity Loans”) bear interest at rates that adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is six months, two years, three years or five years after the date of origination of the related Adjustable Rate Home Equity Loan.

As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

5,499 total Home Equity Loans

•

2,637 Fixed Rate Home Equity Loans

•

2,862 Adjustable Rate Home Equity Loans

•

Fixed Rate Home Equity Loans:

•

$283,353,050 aggregate outstanding Loan Balance

•

35.19% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Adjustable Rate Home Equity Loans:

•

$521,788,411 aggregate outstanding Loan Balance

•

64.81% of aggregate outstanding Loan Balance of all Home Equity Loans

See "ALL HOME EQUITY LOANS," "FIXED RATE HOME EQUITY LOANS" and "ADJUSTABLE RATE HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

•

advance the unpaid interest to the Issuing Entity out of its own funds; or

•

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates. The Servicer is also entitled to be reimbursed by the Issuing Entity for any delinquency advances from all the Home Equity Loans to the extent funds are available after making other required distributions on the related Distribution Date.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.  The Servicer is also entitled to be reimbursed by the Issuing Entity for any servicing advances from all the Home Equity Loans to the extent funds are available after making other required distributions on the related Distribution Date.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.  The Servicer is entitled to be reimbursed by the Issuing Entity for any unreimbursed payments of compensating interest from all the Home Equity Loans to the extent funds are available after making other required distributions on the related Distribution Date.

Swap Agreement:

The Trustee, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with The Royal Bank of Scotland plc, as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on a schedule.  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the notional amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  Any amounts remaining in the Swap Account after the September 2014 Distribution Date will be distributed to the Servicer.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

•

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

•

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

•

third, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fifth, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in clauses 4 through 15 under “DISTRIBUTIONS” below;

•

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below; and

•

seventh, to the Senior Certificates and Subordinate Certificates, any Net WAC Cap Carryover, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in clauses 19 and 20 under “DISTRIBUTIONS” below;

provided, that the cumulative amount of distributions pursuant to clauses fifth and sixth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

An affiliate of the Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period next following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period next following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and Compensating Interest and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Certificates are expected to be ERISA eligible.
SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.
Certificate Ratings:

It is a condition to the issuance of the Certificates that they receive the respective ratings set forth below from S&P, Moody's and Fitch.

Class

S&P

Moody’s

Fitch

AV-1

AAA

Aaa

AAA

AV-2

AAA

Aaa

AAA

AV-3

AAA

Aaa

AAA

AV-4

AAA

Aaa

AAA

M-1

AA+

Aa1

AA+

M-2

AA

Aa2

AA

M-3

AA

Aa3

AA-

M-4

AA

A1

A+

M-5

A+

A2

A

M-6

A

A3

A-

M-7

A-

Baa1

BBB+

M-8

BBB+

Baa2

BBB

M-9

BBB-

Baa3

BBB-

M-10

BBB-

Ba1

BB+

M-11

BBB-

Ba2

BB

Static Pool Information:

Information concerning static pool performance data of previous term securitizations of the Sponsor is available on the Sponsor’s website at www.centexhomeequity.com/staticpool.  At this website, static pool performance data of the Sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the Issuing Entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this free writing prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this free writing prospectus relates:

•

with respect to information regarding the Sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the Issuing Entity, information about the Home Equity Loans for periods prior to January 1, 2006.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) overcollateralization and (3) subordination of Certificates having a lower payment priority.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of 2.00% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 2.00% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

•

the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-7 Certificates will have payment priority over the Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-8 Certificates will have payment priority over the Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-9 Certificates will have payment priority over the Class M-10 and Class M-11 Certificates; and

•

the Class M-10 Certificates will have payment priority over the Class M-11 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Initial Certificate Credit Enhancement

•

The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

•

The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 14.90% in Subordinate Certificates having a lower payment priority.

•

The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 11.65% in Subordinate Certificates having a lower payment priority.

•

The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 9.80% in Subordinate Certificates having a lower payment priority.

•

The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.10% in Subordinate Certificates having a lower payment priority.

•

The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.50% in Subordinate Certificates having a lower payment priority.

•

The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 5.05% in Subordinate Certificates having a lower payment priority.

•

The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.75% in Subordinate Certificates having a lower payment priority.

•

The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 2.50% in Subordinate Certificates having a lower payment priority.

•

The Class M-9 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.65% in Subordinate Certificates having a lower payment priority.

•

The Class M-10 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.00% in Subordinate Certificates having a lower payment priority.

•

The Class M-11 Certificates will be enhanced by Excess Interest and the Overcollateralization Amount.

Credit Enhancement Percentages:	Target Percentages		Stepdown Percentages
	Senior	20.45%	Senior	40.90%
	Class M-1	16.90%	Class M-1	33.80%
	Class M-2	13.65%	Class M-2	27.30%
	Class M-3	11.80%	Class M-3	23.60%
	Class M-4	10.10%	Class M-4	20.20%
	Class M-5	8.50%	Class M-5	17.00%
	Class M-6	7.05%	Class M-6	14.10%
	Class M-7	5.75%	Class M-7	11.50%
	Class M-8	4.50%	Class M-8	9.00%
	Class M-9	3.65%	Class M-9	7.30%
	Class M-10	3.00%	Class M-10	6.00%
	Class M-11	2.00%	Class M-11	4.00%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balances of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:	Each of the Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the Net WAC Cap.
Net WAC Cap:

With respect to any Distribution Date and each of the Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Net Coupon Rate:

For any Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues and (2) the rate at which the Trustee fee accrues (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans).

Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Certificates is based on the Net WAC Cap, the certificateholders will be entitled to receive on subsequent Distribution Dates the Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Net WAC Cap).

On the Closing Date, the Trustee will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 18 under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

1.

To the Trustee, the Trustee fee and any Transition Expenses.

2.

Concurrently, to each class of Senior Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on each Senior Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Senior Certificates.

3.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

4.

To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, sequentially, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Principal Distribution Amount shall be distributed to the Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

5.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

6.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

7.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

8.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

9.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

10.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

11.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

12.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

14.

To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

15.

To the Class M-11 Certificates, the Class M-11 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

16.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses 4 through 15 above.

17.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

18.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with clauses 19 and 20 below.

19.

Concurrently, to the Senior Certificates, pro rata, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

20.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

21.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

22.

To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Trustee fees or Transition Expenses pursuant to clause 1 above.

23.

To the Servicer to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and unreimbursed Compensating Interest.

24.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Basic Principal Amount:

For each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan that was purchased or repurchased by CHEC or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by CHEC on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Trustee upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 66.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 72.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 76.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 79.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) 83.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) 85.90% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 88.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 91.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 92.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-10 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, (J) the certificate principal balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, and (K) the certificate principal balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 94.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-11 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, (J) the certificate principal balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, (K) the certificate principal balance of the Class M-10 Certificates, after taking into account distribution of the Class M-10 Principal Distribution Amount for the applicable Distribution Date, and (L) the certificate principal balance of the Class M-11 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 96.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor; provided, however, that after the certificate principal balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are reduced to zero, the Class M-11 Principal Distribution Amount for the applicable Distribution Date will equal 100% of the Principal Distribution Amount.

Class Monthly Interest Amount:

With respect to each class of Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest period at the related Certificate Rate on the certificate principal balance of the related Certificates.  On any Distribution Date, the Certificates are each subject to the Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

June 2008 to May 2009

1.25% for the first month, plus an additional 1/12th of 1.60% for each month thereafter.

June 2009 to May 2010

2.85% for the first month, plus an additional 1/12th of 1.70% for each month thereafter.

June 2010 to May 2011

4.55% for the first month, plus an additional 1/12th of 1.35% for each month thereafter.

June 2011 to May 2012

5.90% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.

June 2012 and thereafter

6.65%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 39.10% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses 1 through 15 under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Basic Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the Certificates, over (y) the Required Overcollateralization Amount.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period over (2) the aggregate certificate principal balance of the Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 2.00% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 2.00% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 4.00% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each such subsequent Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) 59.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date after which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the June 2009 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Principal Distribution Amount on that Distribution Date, is at least equal to 40.90%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Basic Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

Scheduled Notional Amounts

for the Swap Agreement

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
6/25/2006	980,000,000	4/25/2009	147,570,000	1/25/2012	62,928,000
7/25/2006	974,035,000	5/25/2009	142,621,000	2/25/2012	61,216,000
8/25/2006	961,546,000	6/25/2009	138,616,000	3/25/2012	59,546,000
9/25/2006	945,517,000	7/25/2009	139,070,000	4/25/2012	57,918,000
10/25/2006	926,697,000	8/25/2009	135,549,000	5/25/2012	56,331,000
11/25/2006	905,962,000	9/25/2009	132,116,000	6/25/2012	54,784,000
12/25/2006	883,976,000	10/25/2009	128,770,000	7/25/2012	53,275,000
1/25/2007	860,211,000	11/25/2009	125,508,000	8/25/2012	51,804,000
2/25/2007	834,197,000	12/25/2009	122,327,000	9/25/2012	50,369,000
3/25/2007	804,632,000	1/25/2010	119,226,000	10/25/2012	48,970,000
4/25/2007	770,578,000	2/25/2010	116,202,000	11/25/2012	47,606,000
5/25/2007	734,024,000	3/25/2010	113,255,000	12/25/2012	46,276,000
6/25/2007	700,862,000	4/25/2010	110,381,000	1/25/2013	44,980,000
7/25/2007	670,825,000	5/25/2010	107,579,000	2/25/2013	43,715,000
8/25/2007	644,910,000	6/25/2010	104,847,000	3/25/2013	42,482,000
9/25/2007	621,245,000	7/25/2010	102,184,000	4/25/2013	41,280,000
10/25/2007	600,250,000	8/25/2010	99,588,000	5/25/2013	40,109,000
11/25/2007	580,186,000	9/25/2010	97,057,000	6/25/2013	38,966,000
12/25/2007	560,802,000	10/25/2010	94,589,000	7/25/2013	37,852,000
1/25/2008	541,765,000	11/25/2010	92,184,000	8/25/2013	36,766,000
2/25/2008	521,993,000	12/25/2010	89,811,000	9/25/2013	35,707,000
3/25/2008	238,616,000	1/25/2011	87,426,000	10/25/2013	34,674,000
4/25/2008	230,740,000	2/25/2011	85,100,000	11/25/2013	33,667,000
5/25/2008	221,743,000	3/25/2011	82,652,000	12/25/2013	32,686,000
6/25/2008	214,229,000	4/25/2011	80,448,000	1/25/2014	31,729,000
7/25/2008	207,135,000	5/25/2011	78,300,000	2/25/2014	30,796,000
8/25/2008	200,233,000	6/25/2011	76,205,000	3/25/2014	29,886,000
9/25/2008	194,099,000	7/25/2011	74,161,000	4/25/2014	28,999,000
10/25/2008	188,354,000	8/25/2011	72,169,000	5/25/2014	28,134,000
11/25/2008	182,863,000	9/25/2011	70,226,000	6/25/2014	27,291,000
12/25/2008	177,605,000	10/25/2011	68,332,000	7/25/2014	26,470,000
1/25/2009	172,550,000	11/25/2011	66,485,000	8/25/2014	25,669,000
2/25/2009	167,660,000	12/25/2011	64,684,000	9/25/2014	24,888,000
3/25/2009	151,937,000

ALL HOME EQUITY LOANS
The following summary information with respect to all Home Equity Loans is as of the Statistical Calculation Date:
	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$146,416	$252 to $1,166,200
Avg. Original Loan Amount	$146,540	$5,000 to $1,166,200
Wtd. Avg. Coupon Rate (approximate)	8.351%	5.250% to 14.920%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	78.07%	7.25% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	353 Months	60 to 360 Months
Wtd. Avg. Remaining Term to Maturity (approximate)	353 Months	59 to 360 Months
Wtd. Avg. Original Credit Score (approximate)(1)	602	451 to 808
Maximum Seasoning	48 Months
Percent of Second Liens	4.59%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.43%
All Other Properties	94.98%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	0.02%
All Other Properties	4.57%
Latest Maturity Date	April 20, 2036
Balloon Loans (as a percent of the aggregate outstanding Loan Balance)	11.85%
Fixed Rate Interest Only Loans (2)	0.58%
2/28 Adjustable Rate Interest Only Loans (3)	6.95%
3/27 Adjustable Rate Interest Only Loans (4)	1.11%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding Loan Balance)(5)	2.83%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.

(2)

"Fixed Rate Interest Only Loans" provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

"2/28 Adjustable Rate Interest Only Loans" provide for payments of interest but not principal for the first 24 months or 60 months and thereafter payments of principal and interest on a monthly basis.

(4)

"3/27 Adjustable Rate Interest Only Loans" provide for payments of interest but not principal for the first 60 months and thereafter payments of principal and interest on a monthly basis.

(5)

Approximately 79.13% of the aggregate outstanding Loan Balance of all Home Equity Loans had first monthly payments due on or after March 1, 2006, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding all Home Equity Loans.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS(1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE(2)	Weighted Average Original CLTV Ratio
Alabama	3	$ 456,155.79	0.06%	9.804%	628	71.47%
Arizona	310	49,321,559.62	6.13	8.188	605	79.07
Arkansas	26	2,097,935.32	0.26	9.041	597	79.78
California	701	170,902,536.03	21.23	7.767	612	76.74
Colorado	76	12,264,783.18	1.52	8.097	608	82.59
Connecticut	75	13,751,163.09	1.71	8.017	601	77.76
Delaware	20	2,742,312.36	0.34	8.415	596	72.92
Florida	638	97,037,919.66	12.05	8.094	600	77.17
Georgia	146	18,846,235.39	2.34	9.154	590	82.27
Idaho	26	3,434,770.35	0.43	8.291	600	77.97
Illinois	32	3,921,491.73	0.49	8.706	604	82.03
Indiana	112	11,232,636.25	1.40	9.009	581	83.06
Iowa	33	3,047,643.25	0.38	9.065	574	80.95
Kansas	18	2,349,120.06	0.29	9.420	570	86.08
Kentucky	63	6,342,032.05	0.79	8.610	589	84.12
Louisiana	65	6,658,648.61	0.83	8.391	582	83.88
Maine	17	1,651,949.49	0.21	8.424	602	72.70
Maryland	186	33,714,990.27	4.19	8.429	591	77.01
Massachusetts	83	14,530,340.63	1.80	8.357	614	74.24
Michigan	115	12,539,012.74	1.56	8.739	592	82.14
Minnesota	33	5,375,099.98	0.67	8.820	597	80.13
Mississippi	12	1,163,695.38	0.14	8.624	594	85.56
Missouri	66	7,032,306.30	0.87	8.539	600	82.57
Montana	10	1,466,581.96	0.18	8.671	613	86.92
Nebraska	13	1,024,741.78	0.13	9.599	575	81.45
Nevada	108	20,881,723.16	2.59	8.130	614	78.85
New Hampshire	31	4,081,620.81	0.51	8.130	601	71.93
New Jersey	103	18,505,599.28	2.30	8.900	588	73.25
New Mexico	52	5,702,137.50	0.71	8.977	603	78.59
New York	149	23,358,287.28	2.90	8.855	618	70.48
North Carolina	131	15,275,770.38	1.90	9.017	596	80.70
Ohio	175	17,875,071.49	2.22	8.941	582	82.66
Oklahoma	76	5,829,515.53	0.72	8.798	587	83.62
Oregon	48	8,008,242.47	0.99	8.067	613	80.37
Pennsylvania	183	20,424,732.55	2.54	8.800	592	78.68
Rhode Island	19	2,789,480.61	0.35	8.802	601	69.64
South Carolina	67	7,475,374.01	0.93	8.982	593	79.97
South Dakota	3	381,451.14	0.05	9.240	578	84.18
Tennessee	77	7,814,239.45	0.97	8.898	582	85.46
Texas	936	90,774,973.12	11.27	8.657	608	77.31
Utah	18	2,875,605.18	0.36	8.282	605	83.88
Vermont	10	1,809,028.72	0.22	8.352	588	74.12
Virginia	245	41,473,137.57	5.15	8.469	592	78.29
Washington	108	17,735,358.87	2.20	8.111	609	79.33
West Virginia	17	1,921,998.22	0.24	8.687	595	81.49
Wisconsin	59	6,873,755.44	0.85	8.985	585	79.61
Wyoming	5	368,697.39	0.05	9.119	600	78.14
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS
OF ALL HOME EQUITY LOANS(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
7.25 - 10.00	5	$ 341,487.72	0.04%	8.279%	663	8.72%
10.01 - 15.00	7	444,494.33	0.06	9.780	551	13.47
15.01 - 20.00	15	980,048.55	0.12	8.706	593	17.75
20.01 - 25.00	21	1,602,355.91	0.20	9.076	598	22.21
25.01 - 30.00	40	3,464,289.09	0.43	8.759	606	27.79
30.01 - 35.00	39	3,430,788.66	0.43	8.440	602	32.59
35.01 - 40.00	56	5,550,704.73	0.69	8.773	592	37.63
40.01 - 45.00	71	7,030,427.47	0.87	8.690	604	43.13
45.01 - 50.00	97	11,499,584.64	1.43	8.140	596	47.84
50.01 - 55.00	116	13,950,647.56	1.73	8.490	610	52.55
55.01 - 60.00	195	24,018,167.39	2.98	8.524	595	57.74
60.01 - 65.00	243	34,839,897.04	4.33	8.360	595	62.86
65.01 - 70.00	331	43,194,262.77	5.36	8.357	598	67.76
70.01 - 75.00	480	68,542,391.75	8.51	8.285	597	72.62
75.01 - 80.00	1,503	242,848,101.81	30.16	8.053	620	79.13
80.01 - 85.00	578	92,580,222.85	11.50	8.375	593	82.21
85.01 - 90.00	920	146,506,665.46	18.20	8.503	590	87.93
90.01 - 95.00	548	93,995,104.09	11.67	8.398	589	91.16
95.01 - 100.00	234	10,321,819.62	1.28	11.766	637	99.78
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

The weighted average Original Combined Loan-to-Value Ratio of all Home Equity Loans is approximately 78.07%.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CURRENT COUPON RATES OF ALL HOME EQUITY LOANS(1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
5.25 - 5.50	4	$ 713,514.70	0.09%	5.389%	592	80.59%
5.51 - 6.00	5	1,367,289.41	0.17	5.778	626	79.41
6.01 - 6.50	137	32,461,345.14	4.03	6.426	628	77.73
6.51 - 7.00	563	123,430,438.94	15.33	6.850	630	76.60
7.01 - 7.50	560	106,400,164.98	13.22	7.291	625	77.26
7.51 - 8.00	848	141,750,330.35	17.61	7.787	614	78.16
8.01 - 8.50	547	84,071,254.00	10.44	8.273	605	79.36
8.51 - 9.00	729	100,918,764.93	12.53	8.775	589	78.88
9.01 - 9.50	427	56,639,244.28	7.03	9.286	578	79.99
9.51 - 10.00	536	65,158,033.81	8.09	9.793	564	79.46
10.01 - 10.50	265	29,980,919.78	3.72	10.204	558	76.21
10.51 - 11.00	217	19,087,699.98	2.37	10.782	557	74.40
11.01 - 11.50	131	10,453,492.44	1.30	11.286	561	76.51
11.51 - 12.00	206	14,966,987.02	1.86	11.810	561	75.73
12.01 - 12.50	123	8,097,233.08	1.01	12.231	585	79.88
12.51 - 13.00	88	4,196,733.39	0.52	12.772	582	80.76
13.01 - 13.50	49	2,141,784.76	0.27	13.264	586	81.91
13.51 - 14.00	51	2,547,078.24	0.32	13.705	571	83.05
14.01 - 14.50	10	635,216.79	0.08	14.233	571	80.85
14.51 - 14.92	3	123,935.42	0.02	14.844	593	81.80
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

As of the Statistical Calculation Date, the weighted average Coupon Rate of all Home Equity Loans is approximately 8.351%.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LOAN BALANCES OF ALL HOME EQUITY LOANS(1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
252 - 10,000	22	$ 152,594.05	0.02%	11.781%	640	99.66%
10,001 - 20,000	49	702,176.44	0.09	11.263	608	91.51
20,001 - 30,000	66	1,719,124.41	0.21	11.467	601	88.09
30,001 - 40,000	160	5,627,634.82	0.70	11.727	586	80.42
40,001 - 50,000	192	9,197,786.41	1.14	11.011	578	72.55
50,001 - 60,000	381	21,819,627.03	2.71	9.727	591	67.08
60,001 - 70,000	412	26,927,474.37	3.34	9.226	598	72.31
70,001 - 80,000	365	27,611,780.68	3.43	9.167	597	74.53
80,001 - 90,000	314	26,740,135.39	3.32	9.121	590	76.51
90,001 - 100,000	356	34,059,518.10	4.23	8.816	596	75.72
100,001 - 110,000	294	30,996,993.85	3.85	8.792	593	78.07
110,001 - 120,000	284	32,744,439.32	4.07	8.803	597	77.91
120,001 - 130,000	257	32,202,241.57	4.00	8.660	595	78.65
130,001 - 140,000	237	31,956,556.76	3.97	8.390	595	78.69
140,001 - 150,000	200	29,088,678.24	3.61	8.399	602	77.47
150,001 - 200,000	671	116,126,647.72	14.42	8.326	597	77.90
200,001 - 250,000	509	113,838,490.34	14.14	7.980	603	79.03
250,001 - 300,000	261	71,270,335.97	8.85	7.908	606	79.45
300,001 - 350,000	179	58,024,816.85	7.21	7.846	609	79.08
350,001 - 400,000	96	35,729,124.39	4.44	7.720	615	81.47
400,001 - 450,000	68	28,749,051.13	3.57	7.646	613	79.04
450,001 - 500,000	59	28,219,556.80	3.50	7.619	612	81.95
500,001 - 550,000	23	12,005,683.13	1.49	7.695	619	83.44
550,001 - 600,000	18	10,217,038.75	1.27	7.566	620	81.98
600,001 - 650,000	10	6,293,767.99	0.78	7.222	635	78.80
650,001 - 700,000	3	2,078,432.94	0.26	7.446	617	79.12
700,001 - 750,000	2	1,471,241.50	0.18	8.519	578	84.68
750,001 - 800,000	3	2,358,195.68	0.29	7.618	641	84.12
800,001 - 850,000	2	1,657,969.31	0.21	7.606	637	64.57
850,001 - 900,000	5	4,388,147.50	0.55	6.913	611	78.73
1,000,001 - 1,166,200	1	1,166,200.00	0.14	7.000	718	63.90
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

As of the Statistical Calculation Date, the average outstanding Loan Balance of all Home Equity Loans is approximately $146,416.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (1)	Weighted Average Original CLTV Ratio
Single Family	4,468	$639,856,121.99	79.47%	8.367%	600	77.64%
PUD	671	110,245,187.97	13.69	8.274	611	80.57
Condominium	191	27,158,549.08	3.37	8.186	608	77.95
Townhome	110	19,336,841.92	2.40	8.224	598	80.63
Manufactured Housing	36	4,859,687.94	0.60	9.108	646	72.72
Two to Four Family	22	3,625,098.09	0.45	8.728	627	72.88
Other	1	59,974.45	0.01	10.180	637	35.29
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS(1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
60	4	$ 167,905.50	0.02%	7.927%	665	44.16%
61 - 120	52	3,329,503.51	0.41	8.561	618	64.88
121 - 180	186	15,004,188.54	1.86	9.195	619	71.41
181 - 240	129	12,029,419.42	1.49	8.539	614	70.41
241 - 300	29	2,711,226.80	0.34	8.378	627	71.45
301 - 360	5,099	771,899,217.67	95.87	8.331	601	78.40
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

The weighted average Original Term to Maturity of all Home Equity Loans is approximately 353 months.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS(1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
59 - 60	4	$ 167,905.50	0.02%	7.927%	665	44.16%
61 - 120	52	3,329,503.51	0.41	8.561	618	64.88
121 - 180	186	15,004,188.54	1.86	9.195	619	71.41
181 - 240	129	12,029,419.42	1.49	8.539	614	70.41
241 - 300	29	2,711,226.80	0.34	8.378	627	71.45
301 - 360	5,099	771,899,217.67	95.87	8.331	601	78.40
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of all Home Equity Loans is approximately 353 months.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

SEASONING OF ALL HOME EQUITY LOANS(1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
0	2,244	$320,555,705.66	39.81%	8.624%	603	77.92%
1 - 12	3,245	483,947,901.66	60.11	8.169	601	78.16
13 - 24	9	532,394.61	0.07	9.942	554	81.14
37 - 48	1	105,459.51	0.01	8.750	602	93.21
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

As of the Statistical Calculation Date, the weighted average Seasoning of all Home Equity Loans is approximately 1 month.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Investor Owned	56	$ 4,775,042.05	0.59%	10.436%	627	72.29%
Owner Occupied	5,412	796,988,010.35	98.99	8.333	602	78.14
Second Home	31	3,378,409.04	0.42	9.576	616	68.27
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (1)	Weighted Average Original CLTV Ratio
First Lien	4,814	$768,206,646.88	95.41%	8.190%	603	77.96%
Second Lien	685	36,934,814.56	4.59	11.704	589	80.43
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (1)	Weighted Average Original CLTV Ratio
Full Documentation	4,618	$657,065,557.42	81.61%	8.336%	595	78.75%
Limited Documentation	185	31,045,847.30	3.86	8.483	627	73.88
NIV	696	117,030,056.72	14.54	8.402	633	75.35
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (1)	Weighted Average Original CLTV Ratio
A+	1,312	$213,922,930.77	26.57%	7.543%	643	78.30%
A1	2,111	324,518,722.99	40.31	8.009	614	78.40
A2	1,218	160,325,563.47	19.91	8.983	562	80.72
B	573	71,473,631.52	8.88	9.828	540	74.66
C1	149	16,843,771.82	2.09	10.536	557	70.61
C2	84	11,592,804.74	1.44	10.552	535	67.02
D	34	4,324,791.88	0.54	11.709	551	58.67
F	18	2,139,244.25	0.27	8.459	588	77.42
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS(1)

Range of Original Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score	Weighted Average Original CLTV Ratio
Not Available(3)	3	$ 205,103.34	0.03%	8.254%	N/A	74.66%
451 - 475	4	165,542.72	0.02	10.700	459	59.58
476 - 500	28	3,836,160.24	0.48	9.938	495	69.81
501 - 525	431	54,723,936.32	6.80	9.804	514	75.73
526 - 550	747	99,629,002.29	12.37	9.329	537	79.36
551 - 575	749	95,695,690.48	11.89	8.759	563	79.36
576 - 600	939	137,310,017.76	17.05	8.202	588	78.45
601 - 625	943	145,577,555.77	18.08	7.988	613	77.82
626 - 650	826	134,084,245.59	16.65	7.831	638	77.78
651 - 675	453	71,528,753.64	8.88	7.852	661	78.25
676 - 700	202	34,218,069.51	4.25	7.673	686	78.01
701 - 725	67	12,528,084.59	1.56	7.565	712	76.45
726 - 750	56	8,467,907.35	1.05	7.664	736	75.84
751 - 775	30	4,578,038.33	0.57	7.441	762	74.59
776 - 800	20	2,515,303.81	0.31	8.174	787	70.07
801 - 808	1	78,049.70	0.01	6.990	808	68.00
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

The weighted average Original Credit Score of all Home Equity Loans (excluding 3 Home Equity Loans for which a credit score is not available) is approximately 602.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is "Not Available" consist of Home Equity Loans where no credit score can be obtained for the related borrower.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (3)	Weighted Average Original CLTV Ratio
2/28 ARM (1)	2,153	$354,139,919.08	43.98%	8.358%	584	79.35%
2/28 ARM 40/30 Balloon	237	64,868,168.57	8.06	7.583	623	80.88
2/28 ARM IO	208	55,997,103.65	6.95	7.420	642	81.31
3/27 ARM (1)	172	25,497,196.45	3.17	8.057	595	80.59
3/27 ARM 40/30 Balloon	32	7,744,925.63	0.96	7.287	625	77.94
3/27 ARM IO	36	8,959,309.98	1.11	7.579	637	81.56
5/25 ARM	14	2,038,368.89	0.25	7.424	637	86.42
6 month ARM	10	2,543,419.23	0.32	8.203	583	78.72
Fixed (2)	2,492	255,871,232.61	31.78	8.900	608	74.40
Fixed 30/15 Balloon	42	2,583,026.93	0.32	11.827	631	96.06
Fixed 40/30 Balloon	84	20,189,714.05	2.51	7.427	633	76.18
Fixed IO	19	4,709,076.37	0.58	6.996	651	77.82
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

Excluding IO ARMs and Balloon.

(2)

Excluding IO Fixed Rate and Balloon.

(3)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PREPAYMENT PENALTIES OF ALL HOME EQUITY LOANS

Prepayment Penalty	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
0	2,770	$353,153,656.19	43.86%	8.734%	600	77.76%
12	160	32,722,999.73	4.06	8.178	628	76.82
24	419	75,767,708.85	9.41	7.907	605	81.56
36	2,150	343,497,096.67	42.66	8.072	600	77.74
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Cash-Out Refinance	3,747	$531,853,636.55	66.06%	8.423%	596	75.98%
Rate / Term Refinance	806	134,049,658.47	16.65	8.234	605	81.57
Purchase	841	123,168,429.50	15.30	8.136	627	83.41
N/A	105	16,069,736.92	2.00	8.582	591	77.14
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

FIXED RATE HOME EQUITY LOANS
The following summary information with respect to the Fixed Rate Home Equity Loans is as of the Statistical Calculation Date:
	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$107,453	$252 to $1,166,200
Avg. Original Loan Amount	$107,584	$5,000 to $1,166,200
Wtd. Avg. Coupon Rate (approximate)	8.790%	5.300% to 14.920%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	74.78%	7.25% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	341 months	60 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	341 months	59 to 360 months
Wtd. Avg. Original Credit Score (approximate)(1)	611	451 to 808
Maximum Seasoning	48 months
Percent of Second Liens	13.03%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.17%
All Other Properties	86.79%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	0.06%
All Other Properties	12.97%
Latest Maturity Date	April 20, 2036
Balloon Loans (as a percent of the aggregate outstanding Loan Balance)	8.04%
Fixed Rate Interest Only Loans (2)	1.66%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding Loan Balance )(3)	1.53%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.

(2)

"Fixed Rate Interest Only Loans" provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 80.03% of the aggregate outstanding Loan Balance of the Fixed Rate Home Equity Loans had first monthly payments due on or after March 1, 2006, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Fixed Rate Home Equity Loans.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF FIXED RATE HOME EQUITY LOANS(1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
Alabama	3	$ 456,155.79	0.16%	9.804%	628	71.47%
Arizona	127	14,546,625.72	5.13	8.915	607	75.49
Arkansas	17	1,184,768.76	0.42	9.652	583	79.60
California	299	44,803,294.13	15.81	8.451	619	71.54
Colorado	40	5,556,673.06	1.96	7.966	628	81.89
Connecticut	26	3,882,949.46	1.37	8.385	630	75.62
Delaware	11	1,253,168.44	0.44	8.210	625	65.65
Florida	302	37,045,317.45	13.07	8.305	607	72.19
Georgia	64	5,988,701.32	2.11	9.782	605	79.64
Idaho	13	1,199,577.86	0.42	8.855	599	74.00
Illinois	18	1,390,354.89	0.49	9.506	587	78.06
Indiana	49	3,838,276.89	1.35	9.341	589	80.21
Iowa	11	704,601.10	0.25	9.628	572	79.10
Kansas	7	755,219.71	0.27	9.687	588	84.34
Kentucky	32	2,910,443.16	1.03	8.785	603	82.27
Louisiana	32	2,364,241.65	0.83	8.573	595	81.56
Maine	7	615,147.81	0.22	8.170	625	73.85
Maryland	64	8,256,727.31	2.91	9.137	588	72.32
Massachusetts	33	3,470,122.07	1.22	9.406	598	64.36
Michigan	51	4,032,234.96	1.42	9.354	589	79.07
Minnesota	8	958,310.44	0.34	9.930	614	81.64
Mississippi	10	715,956.73	0.25	9.249	605	82.48
Missouri	23	1,670,892.91	0.59	8.506	636	80.33
Montana	2	309,468.64	0.11	8.025	658	85.00
Nebraska	5	340,208.43	0.12	9.025	621	78.34
Nevada	46	5,693,149.09	2.01	9.099	621	78.91
New Hampshire	15	1,630,679.80	0.58	8.751	627	73.16
New Jersey	46	5,736,159.93	2.02	9.243	609	67.48
New Mexico	21	1,739,717.90	0.61	9.800	597	76.77
New York	88	9,947,145.80	3.51	9.586	611	65.45
North Carolina	58	5,170,412.37	1.82	9.586	611	78.17
Ohio	62	4,417,276.54	1.56	9.362	601	81.02
Oklahoma	43	2,793,552.05	0.99	8.947	598	81.94
Oregon	19	2,894,078.35	1.02	8.039	627	77.41
Pennsylvania	90	8,488,289.50	3.00	9.169	595	73.90
Rhode Island	6	704,761.60	0.25	8.819	622	70.66
South Carolina	33	2,878,700.05	1.02	9.892	582	78.54
South Dakota	1	83,159.00	0.03	11.140	534	77.25
Tennessee	33	3,090,136.41	1.09	9.051	604	86.08
Texas	642	57,461,697.21	20.28	8.706	616	76.47
Utah	5	697,028.30	0.25	7.502	655	84.56
Vermont	1	461,646.00	0.16	9.730	547	85.49
Virginia	97	12,805,136.61	4.52	8.753	615	73.73
Washington	50	6,257,379.70	2.21	8.427	614	75.20
West Virginia	5	490,847.47	0.17	8.266	668	76.55
Wisconsin	20	1,567,664.78	0.55	9.437	603	83.01
Wyoming	2	94,992.81	0.03	9.699	622	57.42
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS
OF FIXED RATE HOME EQUITY LOANS(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
7.25 - 10.00	4	$ 281,568.69	0.10%	8.340%	661	8.54%
10.01 - 15.00	5	319,516.06	0.11	9.483	565	13.64
15.01 - 20.00	12	775,548.55	0.27	8.808	599	17.36
20.01 - 25.00	14	951,451.78	0.34	9.443	595	22.12
25.01 - 30.00	24	1,962,333.38	0.69	8.630	613	27.70
30.01 - 35.00	20	1,824,327.56	0.64	8.432	612	32.53
35.01 - 40.00	36	3,279,302.86	1.16	9.190	593	37.76
40.01 - 45.00	42	3,374,510.17	1.19	9.076	612	42.46
45.01 - 50.00	67	6,670,401.02	2.35	8.399	610	47.88
50.01 - 55.00	75	8,242,063.83	2.91	8.525	618	52.58
55.01 - 60.00	125	13,821,754.79	4.88	8.631	607	57.61
60.01 - 65.00	140	17,253,714.28	6.09	8.640	606	62.64
65.01 - 70.00	206	22,361,928.46	7.89	8.574	613	67.67
70.01 - 75.00	247	27,115,880.09	9.57	8.745	604	72.49
75.01 - 80.00	690	81,677,427.93	28.83	8.428	618	78.73
80.01 - 85.00	226	26,583,020.66	9.38	8.798	604	82.22
85.01 - 90.00	316	37,945,654.06	13.39	9.004	602	87.45
90.01 - 95.00	156	19,080,032.91	6.73	9.029	609	91.34
95.01 - 100.00	232	9,832,612.88	3.47	11.863	638	99.83
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

The weighted average Original Combined Loan-to-Value Ratio of the Fixed Rate Home Equity Loans is approximately 74.78%.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

COUPON RATES OF FIXED RATE HOME EQUITY LOANS(1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
5.30 - 5.50	2	$ 214,788.56	0.08%	5.336%	642	70.00%
6.01 - 6.50	26	5,481,605.56	1.93	6.459	633	78.53
6.51 - 7.00	196	39,174,172.59	13.83	6.908	645	72.08
7.01 - 7.50	231	36,309,182.19	12.81	7.279	639	71.77
7.51 - 8.00	395	50,257,621.21	17.74	7.765	627	73.35
8.01 - 8.50	221	24,918,068.39	8.79	8.253	621	76.92
8.51 - 9.00	274	27,721,112.78	9.78	8.780	603	76.28
9.01 - 9.50	144	14,476,971.01	5.11	9.291	592	76.23
9.51 - 10.00	193	18,262,797.92	6.45	9.783	586	77.37
10.01 - 10.50	147	12,140,828.30	4.28	10.281	578	72.37
10.51 - 11.00	163	12,988,294.15	4.58	10.794	566	74.42
11.01 - 11.50	117	8,819,114.01	3.11	11.297	564	76.61
11.51 - 12.00	206	14,966,987.02	5.28	11.810	561	75.73
12.01 - 12.50	123	8,097,233.08	2.86	12.231	585	79.88
12.51 - 13.00	87	4,136,747.98	1.46	12.772	583	80.77
13.01 - 13.50	48	2,081,294.76	0.73	13.268	586	82.70
13.51 - 14.00	51	2,547,078.24	0.90	13.705	571	83.05
14.01 - 14.50	10	635,216.79	0.22	14.233	571	80.85
14.51 - 14.92	3	123,935.42	0.04	14.844	593	81.80
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

 As of the Statistical Calculation Date, the weighted average Coupon Rate of the Fixed Rate Home Equity Loans is approximately 8.790%.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LOAN BALANCES OF FIXED RATE HOME EQUITY LOANS(1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
252 - 10,000	22	$ 152,594.05	0.05%	11.781%	640	99.66%
10,001 - 20,000	49	702,176.44	0.25	11.263	608	91.51
20,001 - 30,000	65	1,690,659.44	0.60	11.518	602	88.15
30,001 - 40,000	157	5,523,099.24	1.95	11.789	585	80.56
40,001 - 50,000	166	7,911,380.17	2.79	11.329	578	73.83
50,001 - 60,000	285	16,266,701.31	5.74	9.958	593	67.51
60,001 - 70,000	294	19,255,578.58	6.80	9.350	605	71.97
70,001 - 80,000	216	16,332,293.84	5.76	9.479	607	72.86
80,001 - 90,000	166	14,143,882.83	4.99	9.423	601	74.66
90,001 – 100,000	188	17,972,732.72	6.34	8.976	606	74.31
100,001 - 110,000	137	14,463,047.05	5.10	8.988	606	76.34
110,001 - 120,000	129	14,863,660.73	5.25	9.123	612	77.32
120,001 - 130,000	115	14,438,891.77	5.10	8.856	608	76.69
130,001 - 140,000	81	10,931,622.86	3.86	8.531	604	77.17
140,001 - 150,000	79	11,498,774.72	4.06	8.473	618	74.47
150,001 - 200,000	218	37,352,481.21	13.18	8.346	607	74.19
200,001 - 250,000	126	28,135,801.02	9.93	7.813	620	74.94
250,001 - 300,000	57	15,529,300.54	5.48	8.199	622	74.12
300,001 - 350,000	37	11,976,719.34	4.23	7.826	620	75.30
350,001 - 400,000	16	5,993,379.97	2.12	7.773	644	79.04
400,001 - 450,000	11	4,674,152.96	1.65	7.062	650	75.08
450,001 - 500,000	9	4,266,591.09	1.51	7.686	622	79.71
500,001 - 550,000	2	1,037,921.95	0.37	7.270	656	84.78
550,001 - 600,000	5	2,799,811.59	0.99	7.283	634	79.38
600,001 - 650,000	3	1,889,937.41	0.67	7.215	650	65.85
650,001 - 700,000	1	678,700.00	0.24	6.650	642	85.00
800,001 - 850,000	1	818,776.63	0.29	7.490	644	85.42
850,001 - 900,000	1	886,180.50	0.31	6.500	606	80.78
1,000,001 - 1,166,200	1	1,166,200.00	0.41	7.000	718	63.90
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

As of the Statistical Calculation Date, the average outstanding Loan Balance of the Fixed Rate Home Equity Loans is approximately $107,453.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

TYPES OF MORTGAGED PROPERTIES OF FIXED RATE HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Condominium	83	$ 8,099,503.79	2.86%	8.801%	609	75.80%
Manufactured Housing	15	1,729,717.11	0.61	9.945	653	69.62
PUD	367	39,009,638.57	13.77	8.845	620	79.84
Single Family	2,121	228,175,169.36	80.53	8.774	609	73.82
Townhome	43	5,673,345.68	2.00	8.561	608	79.02
Two to Four Family	8	665,675.45	0.23	9.807	623	72.86
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL TERMS TO MATURITY OF FIXED RATE HOME EQUITY LOANS(1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
60	4	$ 167,905.50	0.06%	7.927%	665	44.16%
61 – 120	52	3,329,503.51	1.18	8.561	618	64.88
121 – 180	186	15,004,188.54	5.30	9.195	619	71.41
181 – 240	129	12,029,419.42	4.25	8.539	614	70.41
241 – 300	29	2,711,226.80	0.96	8.378	627	71.45
301 – 360	2,237	250,110,806.19	88.27	8.786	610	75.38
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

The weighted average Original Term to Maturity of the Fixed Rate Home Equity Loans is approximately 341 months.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

REMAINING TERMS TO MATURITY OF FIXED RATE HOME EQUITY LOANS(1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
59 - 60	4	$ 167,905.50	0.06%	7.927%	665	44.16%
61 - 120	52	3,329,503.51	1.18	8.561	618	64.88
121 - 180	186	15,004,188.54	5.30	9.195	619	71.41
181 - 240	129	12,029,419.42	4.25	8.539	614	70.41
241 - 300	29	2,711,226.80	0.96	8.378	627	71.45
301 - 360	2,237	250,110,806.19	88.27	8.786	610	75.38
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Fixed Rate Home Equity Loans is approximately 341 months.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

SEASONING OF FIXED RATE HOME EQUITY LOANS(1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
0	1,266	$137,062,366.67	48.37%	8.988%	611	75.95%
1 - 12	1,364	145,959,134.38	51.51	8.600	610	73.67
13 - 24	6	226,089.40	0.08	11.142	559	76.44
37 - 48	1	105,459.51	0.04	8.750	602	93.21
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

As of the Statistical Calculation Date, the weighted average Seasoning of the Fixed Rate Home Equity Loans is approximately 1 month.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

OCCUPANCY STATUS OF FIXED RATE HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Investor Owned	27	$ 1,862,668.58	0.66%	11.200%	655	74.80%
Owner Occupied	2,594	280,331,935.96	98.93	8.766	610	74.79
Second Home	16	1,158,445.42	0.41	10.648	623	73.90
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LIEN POSITIONS OF FIXED RATE HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
First Lien	1,952	$246,418,235.40	86.97%	8.353%	614	73.94%
Second Lien	685	36,934,814.56	13.03	11.704	589	80.43
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

DOCUMENTATION TYPES OF FIXED RATE HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score(1)	Weighted Average Original CLTV Ratio
Full Documentation	2,218	$240,114,331.65	84.74%	8.719%	607	74.76%
Limited Documentation	107	12,223,616.39	4.31	9.134	631	70.29
NIV	312	31,015,101.92	10.95	9.206	633	76.71
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CREDIT GRADES OF FIXED RATE HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
A+	753	$ 96,298,499.68	33.99%	7.760%	647	76.48%
A1	1,004	111,404,460.73	39.32	8.486	615	75.03
A2	462	37,761,109.92	13.33	10.025	569	75.34
B	253	20,913,886.37	7.38	10.864	545	71.11
C1	85	7,633,643.26	2.69	11.425	557	69.90
C2	36	3,903,840.40	1.38	11.420	532	67.50
D	34	4,324,791.88	1.53	11.709	551	58.67
F	10	1,112,817.72	0.39	8.774	600	74.09
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS(1)

Range of Original Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score	Weighted Average Original CLTV Ratio
Not Available(3)	2	$ 135,944.52	0.05%	9.146%	N/A	71.69%
451 - 475	2	67,835.49	0.02	10.524	457	48.88
476 - 500	8	460,415.56	0.16	10.996	497	78.61
501 - 525	178	15,617,391.44	5.51	10.828	513	73.09
526 - 550	309	27,677,205.55	9.77	10.614	537	72.95
551 - 575	334	29,438,061.40	10.39	9.533	564	74.36
576 - 600	408	43,449,910.17	15.33	8.719	588	73.84
601 - 625	472	53,740,127.55	18.97	8.434	613	75.11
626 - 650	451	55,495,147.32	19.59	8.106	638	76.37
651 - 675	256	28,159,814.01	9.94	8.233	662	77.24
676 - 700	111	14,136,864.22	4.99	7.891	686	75.35
701 - 725	32	5,990,763.10	2.11	7.564	711	71.92
726 - 750	38	4,665,653.21	1.65	7.641	736	72.38
751 - 775	18	2,227,564.04	0.79	7.503	763	70.63
776 - 800	17	2,012,302.68	0.71	8.222	786	68.01
801 - 808	1	78,049.70	0.03	6.990	808	68.00
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

The weighted average Original Credit Score of the Fixed Rate Home Equity Loans (excluding 2 Fixed Rate Home Equity Loans for which a credit score is not available) is approximately 611.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is "Not Available" consist of Home Equity Loans where no credit score can be obtained for the related borrower.

SECOND MORTGAGE RATIOS OF FIXED RATE HOME EQUITY LOANS(1)

Range of Second Mortgage Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
5.13 - 10.00	82	$ 1,936,917.44	5.24%	12.191%	590	87.18%
10.01 - 15.00	79	3,728,906.91	10.10	11.493	570	77.81
15.01 - 20.00	266	13,592,753.42	36.80	11.817	618	90.88
20.01 - 25.00	92	5,295,227.26	14.34	11.812	569	73.16
25.01 - 30.00	68	4,649,544.66	12.59	11.701	569	74.75
30.01 - 35.00	40	2,982,181.18	8.07	11.831	565	72.09
35.01 - 40.00	19	1,523,749.76	4.13	11.060	570	71.53
40.01 - 45.00	16	1,189,116.06	3.22	10.948	565	68.46
45.01 - 50.00	10	1,105,864.72	2.99	11.096	596	67.87
50.01 - 55.00	3	192,911.59	0.52	11.919	547	68.19
55.01 - 60.00	4	370,008.78	1.00	11.471	603	65.05
60.01 - 65.00	2	100,320.42	0.27	10.252	556	68.52
65.01 - 70.00	3	204,314.36	0.55	12.129	551	74.35
85.01 - 86.55	1	62,998.00	0.17	12.110	661	23.11
Total	685	$36,934,814.56	100.00%	11.704%	589	80.43%

(1)

Applies only to Home Equity Loans in the second lien position.  The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of the Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of the Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related mortgaged property at the date of origination of the Home Equity Loan.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PRODUCT TYPES OF FIXED RATE HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original CLTV Ratio
FIXED(1)	2,492	$255,871,232.61	90.30%	8.900%	608	74.40%
Fixed 40/30 Balloon	84	20,189,714.05	7.13	7.427	633	76.18
Fixed 30/15 Balloon	42	2,583,026.93	0.91	11.827	631	96.06
Fixed IO	19	4,709,076.37	1.66	6.996	651	77.82
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excluding IO Fixed Rate and Balloon.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PREPAYMENT PENALTIES OF FIXED RATE HOME EQUITY LOANS

Prepayment Penalty	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
0	1,380	$125,360,556.95	44.24%	9.221%	610	74.88%
12	84	10,398,534.30	3.67	9.243	619	68.72
24	46	4,065,743.81	1.43	10.049	620	85.49
36	1,127	143,528,214.90	50.65	8.345	611	74.83
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PURPOSE OF FIXED RATE HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Cash-Out Refinance	1,872	$201,861,172.50	71.24%	8.820%	607	72.04%
N/A	37	3,920,212.39	1.38	9.295	584	68.02
Purchase	394	33,036,129.85	11.66	8.963	627	86.92
Rate / Term Refinance	334	44,535,535.22	15.72	8.480	616	78.81
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ADJUSTABLE RATE HOME EQUITY LOANS
The following summary information with respect to the Adjustable Rate Home Equity Loans is as of the Statistical Calculation Date:
	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$182,316	$28,465 to $897,645
Avg. Original Loan Amount	$182,434	$28,500 to $897,645
Wtd. Avg. Coupon Rate (approximate)	8.113%	5.250% to 13.120%
Wtd. Avg. Gross Margin (approximate)	5.476%	0.250% to 10.920%
Wtd. Avg. Maximum Rate (approximate) (1)	15.099%	11.250% to 20.120%
Wtd. Avg. Minimum Rate (approximate) (1)	8.112%	5.250% to 13.120%
Wtd. Avg. Original Loan-to-Value Ratio (approximate)	79.85%	9.60% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	360 months	360 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	359 months	343 to 360 months
Wtd. Avg. Original Credit Score (approximate) (2)	597	455 to 800
Maximum Seasoning	17 months
Percent of Loans by Aggregate Outstanding Principal Balance Secured by:
Two- to Four-Family Properties	0.57%
All Other Properties	99.43%
2/28 Adjustable Rate Interest Only Loans (3)	10.73%
3/27 Adjustable Rate Interest Only Loans (4)	1.72%
Latest Maturity Date	April 1, 2036
Balloon Loans (as a percent of the aggregate outstanding Loan Balance)	9.02%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding Loan Balance)(5)	3.54%
Six-Month Adjustable Rate Loans (6)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	0.49%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	5 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	1.500%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate) (7)	0.903%
2/28 Adjustable Rate Loans (8)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	91.03%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	22 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	2.983%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate) (7)	1.492%
3/27 Adjustable Rate Loans (9)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	8.09%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	34 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	2.972%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate) (7)	1.497%
5/25 Adjustable Rate Loans (10)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	0.39%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	58 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	2.000%
Wtd. Avg. Annual Interest Rate Adjustment Cap (approximate) (7)	2.000%

(1)

The "Maximum Rates" or "Minimum Rates" are the highest and lowest rates, respectively, at which interest may accrue on the Adjustable Rate Home Equity Loans.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.

(3)       "2/28 Adjustable Rate Interest Only Loans" provide for payments of interest but not principal for the first 24 months or 60 months and thereafter payments of principal and interest on a monthly basis.

(4)

"3/27 Adjustable Rate Interest Only Loans" provide for payments of interest but not principal for the first 60 months and thereafter payments of principal and interest on a monthly basis.

(5)

Approximately 78.65% of the aggregate outstanding Loan Balance of the Adjustable Rate Home Equity Loans had first monthly payments due on or after March 1, 2006, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(6)

"Six-Month Adjustable Rate Loans" have their first adjustment date six months following their date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(7)

Above the then-current coupon rate.

(8)

"2/28 Adjustable Rate Loans" have their first adjustment date two years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.  "2/28 Adjustable Rate Loans" include 2/28 Adjustable Rate Interest Only Loans.

(9)

"3/27 Adjustable Rate Loans" have their first adjustment date three years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.  "3/27 Adjustable Rate Loans" include 3/27 Adjustable Rate Interest Only Loans.

(10)

"5/25 Adjustable Rate Loans" have their first adjustment date five years after the date of origination, and adjust annually thereafter, based on one year LIBOR plus a margin, subject to certain limitations.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Adjustable Rate Home Equity Loans.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
Arizona	183	$ 34,774,933.90	6.66%	7.884%	605	80.57%
Arkansas	9	913,166.56	0.18	8.247	616	80.02
California	402	126,099,241.90	24.17	7.524	609	78.58
Colorado	36	6,708,110.12	1.29	8.205	592	83.17
Connecticut	49	9,868,213.63	1.89	7.873	589	78.60
Delaware	9	1,489,143.92	0.29	8.588	571	79.04
Florida	336	59,992,602.21	11.50	7.963	595	80.24
Georgia	82	12,857,534.07	2.46	8.861	583	83.49
Idaho	13	2,235,192.49	0.43	7.988	601	80.10
Illinois	14	2,531,136.84	0.49	8.267	614	84.21
Indiana	63	7,394,359.36	1.42	8.837	576	84.53
Iowa	22	2,343,042.15	0.45	8.896	574	81.50
Kansas	11	1,593,900.35	0.31	9.294	561	86.90
Kentucky	31	3,431,588.89	0.66	8.462	577	85.70
Louisiana	33	4,294,406.96	0.82	8.291	574	85.16
Maine	10	1,036,801.68	0.20	8.575	588	72.02
Maryland	122	25,458,262.96	4.88	8.200	592	78.53
Massachusetts	50	11,060,218.56	2.12	8.028	619	77.34
Michigan	64	8,506,777.78	1.63	8.447	594	83.59
Minnesota	25	4,416,789.54	0.85	8.579	593	79.80
Mississippi	2	447,738.65	0.09	7.624	576	90.49
Missouri	43	5,361,413.39	1.03	8.549	589	83.27
Montana	8	1,157,113.32	0.22	8.843	601	87.43
Nebraska	8	684,533.35	0.13	9.885	552	83.00
Nevada	62	15,188,574.07	2.91	7.767	611	78.82
New Hampshire	16	2,450,941.01	0.47	7.717	584	71.12
New Jersey	57	12,769,439.35	2.45	8.745	579	75.85
New Mexico	31	3,962,419.60	0.76	8.615	606	79.39
New York	61	13,411,141.48	2.57	8.313	622	74.22
North Carolina	73	10,105,358.01	1.94	8.726	588	81.99
Ohio	113	13,457,794.95	2.58	8.803	575	83.20
Oklahoma	33	3,035,963.48	0.58	8.661	577	85.16
Oregon	29	5,114,164.12	0.98	8.082	606	82.04
Pennsylvania	93	11,936,443.05	2.29	8.538	590	82.08
Rhode Island	13	2,084,719.01	0.40	8.796	594	69.29
South Carolina	34	4,596,673.96	0.88	8.412	601	80.86
South Dakota	2	298,292.14	0.06	8.711	590	86.12
Tennessee	44	4,724,103.04	0.91	8.798	568	85.06
Texas	294	33,313,275.91	6.38	8.571	594	78.76
Utah	13	2,178,576.88	0.42	8.531	589	83.67
Vermont	9	1,347,382.72	0.26	7.880	602	70.23
Virginia	148	28,668,000.96	5.49	8.342	582	80.33
Washington	58	11,477,979.17	2.20	7.940	606	81.58
West Virginia	12	1,431,150.75	0.27	8.832	570	83.18
Wisconsin	39	5,306,090.66	1.02	8.852	579	78.60
Wyoming	3	273,704.58	0.05	8.918	592	85.33
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL LOAN-TO-VALUE RATIOS
OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
9.60 - 10.00	1	$ 59,919.03	0.01%	7.990%	674	9.60%
10.01 - 15.00	2	124,978.27	0.02	10.540	516	13.04
15.01 - 20.00	3	204,500.00	0.04	8.319	570	19.23
20.01 - 25.00	7	650,904.13	0.12	8.540	602	22.35
25.01 - 30.00	16	1,501,955.71	0.29	8.928	596	27.91
30.01 - 35.00	19	1,606,461.10	0.31	8.449	590	32.66
35.01 - 40.00	20	2,271,401.87	0.44	8.171	589	37.45
40.01 - 45.00	29	3,655,917.30	0.70	8.334	596	43.74
45.01 - 50.00	30	4,829,183.62	0.93	7.781	578	47.78
50.01 - 55.00	41	5,708,583.73	1.09	8.439	600	52.50
55.01 - 60.00	70	10,196,412.60	1.95	8.379	578	57.92
60.01 - 65.00	103	17,586,182.76	3.37	8.086	584	63.09
65.01 - 70.00	125	20,832,334.31	3.99	8.124	582	67.86
70.01 - 75.00	233	41,426,511.66	7.94	7.983	592	72.71
75.01 - 80.00	813	161,170,673.88	30.89	7.863	621	79.33
80.01 - 85.00	352	65,997,202.19	12.65	8.205	589	82.21
85.01 - 90.00	604	108,561,011.40	20.81	8.328	585	88.10
90.01 - 95.00	392	74,915,071.18	14.36	8.237	584	91.11
95.01 - 100.00	2	489,206.74	0.09	9.817	629	98.81
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

The weighted average Original Loan-to-Value Ratio of the Adjustable Rate Home Equity Loans is approximately 79.85%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CURRENT COUPON RATES OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Current Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
5.25 - 5.50	2	$ 498,726.14	0.10%	5.413%	570	85.15%
5.51 - 6.00	5	1,367,289.41	0.26	5.778	626	79.41
6.01 - 6.50	111	26,979,739.58	5.17	6.419	627	77.57
6.51 - 7.00	367	84,256,266.35	16.15	6.822	623	78.70
7.01 - 7.50	329	70,090,982.79	13.43	7.298	617	80.11
7.51 - 8.00	453	91,492,709.14	17.53	7.798	607	80.80
8.01 - 8.50	326	59,153,185.61	11.34	8.282	598	80.39
8.51 - 9.00	455	73,197,652.15	14.03	8.773	583	79.86
9.01 - 9.50	283	42,162,273.27	8.08	9.284	573	81.28
9.51 - 10.00	343	46,895,235.89	8.99	9.797	556	80.27
10.01 - 10.50	118	17,840,091.48	3.42	10.152	545	78.82
10.51 - 11.00	54	6,099,405.83	1.17	10.757	539	74.37
11.01 - 11.50	14	1,634,378.43	0.31	11.228	543	75.96
12.51 - 13.00	1	59,985.41	0.01	12.730	512	80.00
13.01 - 13.12	1	60,490.00	0.01	13.120	574	54.99
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

 As of the Statistical Calculation Date, the weighted average Coupon Rate of the Adjustable Rate Home Equity Loans is approximately 8.113%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

GROSS MARGINS OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Gross Margins (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
0.25 - 0.50	1	$ 222,172.10	0.04%	8.750%	589	90.00%
2.01 - 2.50	9	1,140,486.34	0.22	7.589	630	86.01
2.51 - 3.00	7	1,714,612.55	0.33	6.576	643	83.63
3.01 - 3.50	70	15,978,720.12	3.06	6.472	619	78.64
3.51 - 4.00	217	48,751,125.96	9.34	6.824	620	78.42
4.01 - 4.50	295	66,342,201.16	12.71	7.050	625	79.19
4.51 - 5.00	350	73,566,425.08	14.10	7.445	611	79.88
5.01 - 5.50	355	70,292,043.89	13.47	7.880	600	80.75
5.51 - 6.00	410	69,868,619.20	13.39	8.305	596	80.16
6.01 - 6.50	309	52,016,583.25	9.97	8.754	588	80.55
6.51 - 7.00	333	51,265,492.18	9.82	9.261	570	80.39
7.01 - 7.50	222	33,215,334.11	6.37	9.507	572	80.11
7.51 - 8.00	232	30,678,168.47	5.88	10.050	547	78.25
8.01 - 8.50	37	5,368,401.34	1.03	10.533	548	81.52
8.51 - 9.00	11	1,148,599.32	0.22	10.603	533	83.01
9.01 - 9.50	1	64,000.00	0.01	11.290	560	41.29
10.51 - 10.92	3	155,426.41	0.03	12.526	526	61.90
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

As of the Statistical Calculation Date, the weighted average Gross Margin of the Adjustable Rate Home Equity Loans is approximately 5.476%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

MAXIMUM RATES OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Maximum Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
11.25 - 11.50	1	$ 174,395.16	0.03%	5.250%	641	70.00%
12.01 - 12.50	3	916,067.79	0.18	6.954	583	91.06
12.51 - 13.00	6	1,507,544.79	0.29	5.891	629	80.31
13.01 - 13.50	114	27,561,317.01	5.28	6.451	626	77.62
13.51 - 14.00	376	85,517,851.84	16.39	6.840	623	78.72
14.01 - 14.50	330	69,959,674.86	13.41	7.307	618	80.12
14.51 - 15.00	452	91,711,861.75	17.58	7.813	606	80.66
15.01 - 15.50	322	58,514,018.27	11.21	8.288	597	80.37
15.51 - 16.00	450	72,169,780.98	13.83	8.778	584	80.05
16.01 - 16.50	280	41,522,093.97	7.96	9.284	573	81.19
16.51 - 17.00	342	46,847,253.91	8.98	9.803	556	80.27
17.01 - 17.50	118	17,840,091.48	3.42	10.152	545	78.82
17.51 - 18.00	52	5,791,605.83	1.11	10.757	539	73.54
18.01 - 18.50	14	1,634,378.43	0.31	11.228	543	75.96
19.51 - 20.00	1	59,985.41	0.01	12.730	512	80.00
20.01 - 20.12	1	60,490.00	0.01	13.120	574	54.99
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

As of the Statistical Calculation Date, the weighted average Maximum Rate of the Adjustable Rate Home Equity Loans is approximately 15.099%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

NEXT INTEREST ADJUSTMENT DATES OF ADJUSTABLE RATE HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (1)	Weighted Average Original LTV Ratio
July 2006	3	$ 585,793.92	0.11%	9.187%	528	67.82%
August 2006	1	339,723.81	0.07	7.060	621	80.00
September 2006	5	1,446,921.50	0.28	7.913	605	82.03
October 2006	2	316,094.73	0.06	9.060	539	87.56
November 2006	1	126,239.48	0.02	9.150	535	90.00
March 2007	2	363,719.41	0.07	8.931	552	82.03
May 2007	1	57,684.32	0.01	8.650	556	80.00
June 2007	7	1,208,637.32	0.23	8.463	549	82.65
July 2007	4	806,913.05	0.15	7.054	606	84.52
August 2007	9	1,631,960.80	0.31	7.812	544	84.40
September 2007	13	2,344,374.90	0.45	8.114	564	83.30
October 2007	11	1,817,942.93	0.35	7.512	613	81.96
November 2007	17	2,535,451.61	0.49	8.291	571	77.97
December 2007	4	540,494.50	0.10	8.280	567	80.26
January 2008	463	85,068,023.82	16.30	7.955	598	78.66
February 2008	1,165	209,023,786.21	40.06	8.039	597	80.44
March 2008	791	146,122,106.01	28.00	8.385	595	79.32
April 2008	110	23,247,693.21	4.46	8.283	597	79.89
July 2008	1	92,622.09	0.02	8.750	539	84.55
August 2008	4	467,261.75	0.09	8.114	571	84.30
September 2008	8	863,646.02	0.17	7.848	552	78.98
October 2008	4	705,000.68	0.14	8.320	559	89.18
November 2008	4	539,493.45	0.10	7.643	569	86.37
January 2009	60	11,133,696.91	2.13	7.566	624	81.41
February 2009	91	16,473,674.43	3.16	7.711	607	79.97
March 2009	56	9,438,807.73	1.81	8.184	609	79.05
April 2009	11	2,452,278.00	0.47	7.946	619	78.72
August 2009	1	140,255.38	0.03	6.990	658	89.00
November 2010	2	247,078.43	0.05	5.924	633	75.88
February 2011	7	1,022,889.34	0.20	7.683	640	89.10
March 2011	4	628,145.74	0.12	7.689	630	85.63
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LOAN BALANCES OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
28,465 - 30,000	1	$ 28,464.97	0.01%	8.450%	581	85.07%
30,001 - 40,000	3	104,535.58	0.02	8.424	628	73.06
40,001 - 50,000	26	1,286,406.24	0.25	9.055	575	64.66
50,001 - 60,000	96	5,552,925.72	1.06	9.051	585	65.83
60,001 - 70,000	118	7,671,895.79	1.47	8.914	580	73.14
70,001 - 80,000	149	11,279,486.84	2.16	8.716	584	76.94
80,001 - 90,000	148	12,596,252.56	2.41	8.782	579	78.59
90,001 - 100,000	168	16,086,785.38	3.08	8.637	584	77.30
100,001 - 110,000	157	16,533,946.80	3.17	8.620	581	79.59
110,001 - 120,000	155	17,880,778.59	3.43	8.537	585	78.40
120,001 - 130,000	142	17,763,349.80	3.40	8.501	584	80.24
130,001 - 140,000	156	21,024,933.90	4.03	8.318	590	79.48
140,001 - 150,000	121	17,589,903.52	3.37	8.350	591	79.43
150,001 - 200,000	453	78,774,166.51	15.10	8.317	592	79.67
200,001 - 250,000	383	85,702,689.32	16.42	8.035	597	80.37
250,001 - 300,000	204	55,741,035.43	10.68	7.827	602	80.94
300,001 - 350,000	142	46,048,097.51	8.83	7.851	607	80.06
350,001 - 400,000	80	29,735,744.42	5.70	7.710	609	81.96
400,001 - 450,000	57	24,074,898.17	4.61	7.759	606	79.81
450,001 - 500,000	50	23,952,965.71	4.59	7.607	610	82.35
500,001 - 550,000	21	10,967,761.18	2.10	7.736	616	83.32
550,001 - 600,000	13	7,417,227.16	1.42	7.672	615	82.96
600,001 - 650,000	7	4,403,830.58	0.84	7.225	628	84.35
650,001 - 700,000	2	1,399,732.94	0.27	7.833	604	76.27
700,001 - 750,000	2	1,471,241.50	0.28	8.519	578	84.68
750,001 - 800,000	3	2,358,195.68	0.45	7.618	641	84.12
800,001 - 850,000	1	839,192.68	0.16	7.720	630	44.23
850,001 - 897,645	4	3,501,967.00	0.67	7.018	613	78.21
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

As of the Statistical Calculation Date, the average outstanding Loan Balance of the Adjustable Rate Home Equity Loans is approximately $182.316.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

TYPES OF MORTGAGED PROPERTIES OF ADJUSTABLE RATE HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (1)	Weighted Average Original LTV Ratio
Condominium	108	$19,059,045.29	3.65%	7.924%	608	78.86%
Manufactured Housing	21	3,129,970.83	0.60	8.645	642	74.44
Other	1	59,974.45	0.01	10.180	637	35.29
PUD	304	71,235,549.40	13.65	7.961	607	80.96
Single Family	2,347	411,680,952.63	78.90	8.142	595	79.76
Townhome	67	13,663,496.24	2.62	8.084	595	81.30
Two to Four Family	14	2,959,422.64	0.57	8.485	628	72.88
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL TERMS TO MATURITY OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	WEIGHTED AVERAGE ORIGINAL CREDIT SCORE (2)	Weighted Average Original LTV Ratio
360	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

The weighted average Original Term to Maturity of the Adjustable Rate Home Equity Loans is approximately 360 months.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

REMAINING TERMS TO MATURITY OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
343 - 360	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Adjustable Rate Home Equity Loans is approximately 359 months.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

SEASONING OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
0	978	$183,493,338.99	35.17%	8.351%	597	79.39%
1 - 12	1,881	337,988,767.28	64.78	7.982	598	80.10
13 - 17	3	306,305.21	0.06	9.056	550	84.61
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

As of the Statistical Calculation Date, the weighted average Seasoning of the Adjustable Rate Home Equity Loans is approximately 1 month.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

OCCUPANCY STATUS OF ADJUSTABLE RATE HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
Investor Owned	29	$ 2,912,373.47	0.56%	9.947%	609	70.69%
Owner Occupied	2,818	516,656,074.39	99.02	8.099	597	79.97
Second Home	15	2,219,963.62	0.43	9.016	612	65.33
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LIEN POSITIONS OF ADJUSTABLE RATE HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
First Lien	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

DOCUMENTATION TYPES OF ADJUSTABLE RATE HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
Full Documentation	2,400	$416,951,225.77	79.91%	8.115%	589	81.05%
Limited Documentation	78	18,822,230.91	3.61	8.060	624	76.21
NIV	384	86,014,954.80	16.48	8.112	633	74.87
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CREDIT GRADES OF ADJUSTABLE RATE HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
A+	559	$117,624,431.09	22.54%	7.366%	640	79.79%
A1	1,107	213,114,262.26	40.84	7.759	613	80.16
A2	756	122,564,453.55	23.49	8.662	560	82.38
B	320	50,559,745.15	9.69	9.399	538	76.13
C1	64	9,210,128.56	1.77	9.800	557	71.21
C2	48	7,688,964.34	1.47	10.112	537	66.78
F	8	1,026,426.53	0.20	8.118	575	81.04
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS(1)

Range of Original Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score	Weighted Average Original LTV Ratio
Not Available(3)	1	$ 69,158.82	0.01%	6.500%	N/A	80.49%
451 - 475	2	97,707.23	0.02	10.822	460	67.00
476 - 500	20	3,375,744.68	0.65	9.793	495	68.62
501 - 525	253	39,106,544.88	7.49	9.395	514	76.78
526 - 550	438	71,951,796.74	13.79	8.834	538	81.82
551 - 575	415	66,257,629.08	12.70	8.415	563	81.58
576 - 600	531	93,860,107.59	17.99	7.962	589	80.58
601 - 625	471	91,837,428.22	17.60	7.727	613	79.40
626 - 650	375	78,589,098.27	15.06	7.636	638	78.77
651 - 675	197	43,368,939.63	8.31	7.604	661	78.91
676 - 700	91	20,081,205.29	3.85	7.519	686	79.88
701 - 725	35	6,537,321.49	1.25	7.566	712	80.59
726 - 750	18	3,802,254.14	0.73	7.693	737	80.09
751 - 775	12	2,350,474.29	0.45	7.381	761	78.34
776 - 800	3	503,001.13	0.10	7.979	790	78.34
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

The weighted average Original Credit Score of the Adjustable Rate Home Equity Loans (excluding 1 Home Equity Loan for which a credit score is not available) is approximately 597.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

The Home Equity Loan indicated as having a credit score that is "Not Available" is a Home Equity Loan where no credit score can be obtained for the related borrower.

PRODUCT TYPES OF ADJUSTABLE RATE HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
2/28 ARM (1)	2,153	$354,139,919.08	67.87%	8.358%	584	79.35%
2/28 ARM 40/30 Balloon	237	64,868,168.57	12.43	7.583	623	80.88
2/28 ARM IO	208	55,997,103.65	10.73	7.420	642	81.31
3/27 ARM (1)	172	25,497,196.45	4.89	8.057	595	80.59
3/27 ARM 40/30 Balloon	32	7,744,925.63	1.48	7.287	625	77.94
3/27 ARM IO	36	8,959,309.98	1.72	7.579	637	81.56
5/25 ARM	14	2,038,368.89	0.39	7.424	637	86.42
6 month ARM	10	2,543,419.23	0.49	8.203	583	78.72
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excluding IO ARMs and Balloon.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PREPAYMENT PENALTIES OF ADJUSTABLE RATE HOME EQUITY LOANS

Prepayment Penalty	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
0	1,390	$227,793,099.24	43.66%	8.466%	595	79.34%
12	76	22,324,465.43	4.28	7.683	632	80.59
24	373	71,701,965.04	13.74	7.785	605	81.34
36	1,023	199,968,881.77	38.32	7.876	593	79.82
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PURPOSE OF ADJUSTABLE RATE HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
Cash-Out Refinance	1,875	$329,992,464.05	63.24%	8.181%	589	78.39%
N/A	68	12,149,524.53	2.33	8.352	594	80.08
Purchase	447	90,132,299.65	17.27	7.833	627	82.12
Rate/Term Refinance	472	89,514,123.25	17.16	8.111	599	82.94
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

BOND SUMMARY (TO CALL / MATURITY)

Class AV-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	1.70	1.25	1.00	0.76	0.62	0.53
First Principal Payment Date	6/25/2006	6/25/2006	6/25/2006	6/25/2006	6/25/2006	6/25/2006
Last Principal Payment Date	8/25/2009	7/25/2008	2/25/2008	8/25/2007	5/25/2007	3/25/2007
Payment Windows (mos.)	39	26	21	15	12	10
Class AV-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	1.70	1.25	1.00	0.76	0.62	0.53
First Principal Payment Date	6/25/2006	6/25/2006	6/25/2006	6/25/2006	6/25/2006	6/25/2006
Last Principal Payment Date	8/25/2009	7/25/2008	2/25/2008	8/25/2007	5/25/2007	3/25/2007
Payment Windows (mos.)	39	26	21	15	12	10

Class AV-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	4.13	2.72	2.00	1.54	1.18	0.97
First Principal Payment Date	8/25/2009	7/25/2008	2/25/2008	8/25/2007	5/25/2007	3/25/2007
Last Principal Payment Date	7/25/2011	10/25/2009	8/25/2008	2/25/2008	9/25/2007	6/25/2007
Payment Windows (mos.)	24	16	7	7	5	4
Class AV-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	4.13	2.72	2.00	1.54	1.18	0.97
First Principal Payment Date	8/25/2009	7/25/2008	2/25/2008	8/25/2007	5/25/2007	3/25/2007
Last Principal Payment Date	7/25/2011	10/25/2009	8/25/2008	2/25/2008	9/25/2007	6/25/2007
Payment Windows (mos.)	24	16	7	7	5	4

Class AV-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	8.12	5.41	3.50	2.01	1.63	1.29
First Principal Payment Date	7/25/2011	10/25/2009	8/25/2008	2/25/2008	9/25/2007	6/25/2007
Last Principal Payment Date	8/25/2018	8/25/2014	1/25/2012	9/25/2008	3/25/2008	11/25/2007
Payment Windows (mos.)	86	59	42	8	7	6
Class AV-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	8.12	5.41	3.50	2.01	1.63	1.29
First Principal Payment Date	7/25/2011	10/25/2009	8/25/2008	2/25/2008	9/25/2007	6/25/2007
Last Principal Payment Date	8/25/2018	8/25/2014	1/25/2012	9/25/2008	3/25/2008	11/25/2007
Payment Windows (mos.)	86	59	42	8	7	6

BOND SUMMARY (TO CALL / MATURITY)

Class AV-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	14.59	9.94	6.89	2.97	2.05	1.70
First Principal Payment Date	8/25/2018	8/25/2014	1/25/2012	9/25/2008	3/25/2008	11/25/2007
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	8/25/2008	3/25/2008
Payment Windows (mos.)	36	26	19	30	6	5
Class AV-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	17.64	12.50	8.68	3.65	2.05	1.70
First Principal Payment Date	8/25/2018	8/25/2014	1/25/2012	9/25/2008	3/25/2008	11/25/2007
Last Principal Payment Date	7/25/2034	6/25/2029	11/25/2022	4/25/2018	8/25/2008	3/25/2008
Payment Windows (mos.)	192	179	131	116	6	5

Class M-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	5.01	4.78	3.11	2.49
First Principal Payment Date	2/25/2011	6/25/2009	1/25/2010	2/25/2011	8/25/2008	3/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	43	1	14	10
Class M-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.95	7.51	5.55	6.77	5.30	4.15
First Principal Payment Date	2/25/2011	6/25/2009	1/25/2010	11/25/2011	8/25/2008	3/25/2008
Last Principal Payment Date	1/25/2032	12/25/2025	2/25/2020	2/25/2016	11/25/2014	10/25/2012
Payment Windows (mos.)	252	199	122	52	76	56

Class M-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.93	4.75	3.36	2.61
First Principal Payment Date	2/25/2011	6/25/2009	11/25/2009	11/25/2010	9/25/2009	12/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	45	4	1	1
Class M-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.92	7.48	5.45	5.33	4.32	3.22
First Principal Payment Date	2/25/2011	6/25/2009	11/25/2009	11/25/2010	1/25/2010	2/25/2009
Last Principal Payment Date	5/25/2031	2/25/2025	7/25/2019	8/25/2015	12/25/2012	4/25/2011
Payment Windows (mos.)	244	189	117	58	36	27

BOND SUMMARY (TO CALL / MATURITY)

Class M-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.89	4.46	3.36	2.60
First Principal Payment Date	2/25/2011	6/25/2009	10/25/2009	7/25/2010	9/25/2009	11/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	46	8	1	2
Class M-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.90	7.45	5.39	4.83	3.74	2.83
First Principal Payment Date	2/25/2011	6/25/2009	10/25/2009	7/25/2010	9/25/2009	11/25/2008
Last Principal Payment Date	7/25/2030	4/25/2024	11/25/2018	2/25/2015	7/25/2012	1/25/2011
Payment Windows (mos.)	234	179	110	56	35	27

Class M-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.86	4.23	3.23	2.48
First Principal Payment Date	2/25/2011	6/25/2009	9/25/2009	4/25/2010	6/25/2009	9/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	47	11	4	4
Class M-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.87	7.43	5.35	4.59	3.49	2.66
First Principal Payment Date	2/25/2011	6/25/2009	9/25/2009	4/25/2010	6/25/2009	9/25/2008
Last Principal Payment Date	11/25/2029	8/25/2023	5/25/2018	10/25/2014	4/25/2012	11/25/2010
Payment Windows (mos.)	226	171	105	55	35	27

Class M-5 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.85	4.08	3.08	2.37
First Principal Payment Date	2/25/2011	6/25/2009	8/25/2009	2/25/2010	4/25/2009	8/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	48	13	6	5
Class M-5 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.83	7.39	5.30	4.41	3.32	2.54
First Principal Payment Date	2/25/2011	6/25/2009	8/25/2009	2/25/2010	4/25/2009	8/25/2008
Last Principal Payment Date	3/25/2029	12/25/2022	11/25/2017	5/25/2014	1/25/2012	8/25/2010
Payment Windows (mos.)	218	163	100	52	34	25

BOND SUMMARY (TO CALL / MATURITY)

Class M-6 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.84	3.95	2.95	2.30
First Principal Payment Date	2/25/2011	6/25/2009	8/25/2009	12/25/2009	2/25/2009	7/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	48	15	8	6
Class M-6 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.78	7.34	5.26	4.27	3.18	2.45
First Principal Payment Date	2/25/2011	6/25/2009	8/25/2009	12/25/2009	2/25/2009	7/25/2008
Last Principal Payment Date	5/25/2028	3/25/2022	5/25/2017	12/25/2013	9/25/2011	6/25/2010
Payment Windows (mos.)	208	154	94	49	32	24

Class M-7 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.82	3.87	2.87	2.24
First Principal Payment Date	2/25/2011	6/25/2009	7/25/2009	10/25/2009	1/25/2009	6/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	49	17	9	7
Class M-7 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.71	7.28	5.20	4.15	3.08	2.38
First Principal Payment Date	2/25/2011	6/25/2009	7/25/2009	10/25/2009	1/25/2009	6/25/2008
Last Principal Payment Date	6/25/2027	5/25/2021	10/25/2016	7/25/2013	6/25/2011	3/25/2010
Payment Windows (mos.)	197	144	88	46	30	22

Class M-8 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.81	3.79	2.81	2.20
First Principal Payment Date	2/25/2011	6/25/2009	7/25/2009	9/25/2009	12/25/2008	5/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	49	18	10	8
Class M-8 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.60	7.20	5.13	4.02	2.97	2.32
First Principal Payment Date	2/25/2011	6/25/2009	7/25/2009	9/25/2009	12/25/2008	5/25/2008
Last Principal Payment Date	5/25/2026	6/25/2020	2/25/2016	1/25/2013	1/25/2011	12/25/2009
Payment Windows (mos.)	184	133	80	41	26	20

BOND SUMMARY (TO CALL / MATURITY)

Class M-9 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.81	3.74	2.75	2.18
First Principal Payment Date	2/25/2011	6/25/2009	7/25/2009	8/25/2009	11/25/2008	5/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	49	19	11	8
Class M-9 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.46	7.09	5.05	3.92	2.87	2.26
First Principal Payment Date	2/25/2011	6/25/2009	7/25/2009	8/25/2009	11/25/2008	5/25/2008
Last Principal Payment Date	12/25/2024	5/25/2019	5/25/2015	6/25/2012	9/25/2010	8/25/2009
Payment Windows (mos.)	167	120	71	35	23	16

Class M-10 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.00	6.73	4.79	3.70	2.73	2.18
First Principal Payment Date	2/25/2011	6/25/2009	6/25/2009	8/25/2009	10/25/2008	5/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	50	19	12	8
Class M-10 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	10.30	6.96	4.94	3.82	2.81	2.23
First Principal Payment Date	2/25/2011	6/25/2009	6/25/2009	8/25/2009	10/25/2008	5/25/2008
Last Principal Payment Date	10/25/2023	6/25/2018	9/25/2014	12/25/2011	4/25/2010	5/25/2009
Payment Windows (mos.)	153	109	64	29	19	13

Class M-11 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	9.93	6.68	4.75	3.64	2.67	2.12
First Principal Payment Date	2/25/2011	6/25/2009	6/25/2009	7/25/2009	10/25/2008	4/25/2008
Last Principal Payment Date	7/25/2021	9/25/2016	7/25/2013	2/25/2011	9/25/2009	12/25/2008
Payment Windows (mos.)	126	88	50	20	12	9
Class M-11 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%	250% / 250%
Average Life (yrs.)	9.98	6.73	4.78	3.66	2.69	2.12
First Principal Payment Date	2/25/2011	6/25/2009	6/25/2009	7/25/2009	10/25/2008	4/25/2008
Last Principal Payment Date	8/25/2022	7/25/2017	2/25/2014	7/25/2011	1/25/2010	2/25/2009
Payment Windows (mos.)	139	98	57	25	16	11

COLLATERAL NET WAC RATE
Period	Pay Date	Collateral Net WAC (1)	Collateral Net WAC with Swap(1)	Period	Pay Date	Collateral Net WAC (1)	Collateral Net WAC with Swap(1)
1	6/25/2006	NA	NA	44	1/25/2010	11.56	17.39
2	7/25/2006	7.83	22.09	45	2/25/2010	11.56	17.39
3	8/25/2006	7.83	22.70	46	3/25/2010	11.57	16.64
4	9/25/2006	7.83	22.63	47	4/25/2010	11.58	17.42
5	10/25/2006	7.84	21.90	48	5/25/2010	11.58	17.17
6	11/25/2006	7.84	22.46	49	6/25/2010	11.57	17.42
7	12/25/2006	7.84	21.74	50	7/25/2010	11.56	17.16
8	1/25/2007	7.84	22.29	51	8/25/2010	11.55	17.42
9	2/25/2007	7.84	22.18	52	9/25/2010	11.56	17.43
10	3/25/2007	7.85	20.17	53	10/25/2010	11.56	17.18
11	4/25/2007	7.85	21.82	54	11/25/2010	11.55	17.44
12	5/25/2007	7.85	20.93	55	12/25/2010	11.54	17.17
13	6/25/2007	7.86	21.28	56	1/25/2011	11.53	17.42
14	7/25/2007	7.86	20.48	57	2/25/2011	11.52	17.40
15	8/25/2007	7.86	20.91	58	3/25/2011	11.51	16.61
16	9/25/2007	7.87	20.79	59	4/25/2011	11.50	17.37
17	10/25/2007	7.88	20.15	60	5/25/2011	11.49	17.09
18	11/25/2007	7.89	20.64	61	6/25/2011	11.48	17.34
19	12/25/2007	7.90	20.02	62	7/25/2011	11.47	17.07
20	1/25/2008	7.90	20.52	63	8/25/2011	11.46	17.31
21	2/25/2008	8.06	20.66	64	9/25/2011	11.45	17.29
22	3/25/2008	8.68	14.15	65	10/25/2011	11.44	17.02
23	4/25/2008	9.25	15.32	66	11/25/2011	11.43	17.26
24	5/25/2008	9.51	15.33	67	12/25/2011	11.42	16.99
25	6/25/2008	9.50	15.64	68	1/25/2012	11.41	17.23
26	7/25/2008	9.48	15.40	69	2/25/2012	11.40	17.21
27	8/25/2008	9.55	15.74	70	3/25/2012	11.39	16.69
28	9/25/2008	9.83	16.02	71	4/25/2012	11.38	17.18
29	10/25/2008	10.10	16.00	72	5/25/2012	11.37	16.91
30	11/25/2008	10.22	16.37	73	6/25/2012	11.36	17.14
31	12/25/2008	10.23	16.09	74	7/25/2012	11.35	16.87
32	1/25/2009	10.22	16.34	75	8/25/2012	11.33	17.11
33	2/25/2009	10.31	16.42	76	9/25/2012	11.32	17.09
34	3/25/2009	10.64	15.58	77	10/25/2012	11.31	16.81
35	4/25/2009	10.94	16.61	78	11/25/2012	11.30	17.05
36	5/25/2009	11.07	16.45	79	12/25/2012	11.29	16.77
37	6/25/2009	11.06	16.69	80	1/25/2013	11.28	17.00
38	7/25/2009	11.06	16.60	81	2/25/2013	11.27	16.98
39	8/25/2009	11.11	16.91	82	3/25/2013	11.26	16.21
40	9/25/2009	11.32	17.12	83	4/25/2013	11.25	16.94
41	10/25/2009	11.50	17.06	84	5/25/2013	11.24	16.66
42	11/25/2009	11.58	17.39	85	6/25/2013	11.23	16.89
43	12/25/2009	11.57	17.14	86	7/25/2013	11.22	16.62

(1)

Assumes static LIBOR at 20.00% from month 1.

BREAKEVEN CDR TABLE

The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss that can be sustained without the referenced class of Certificates incurring a writedown.  Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 115% Fixed Rate Mortgage PPC for Fixed Rate Mortgages and 100% Adjustable Rate Mortgage PPC for Adjustable Rate Mortgages, (2) 40% loss severity, (3) 12 month lag from default to loss, and (4) triggers fail (i.e., no stepdown):

	Forward LIBOR		Static LIBOR
	CDR Break	Cumulative Loss	CDR Break	Cumulative Loss
Class M-1	26.92	20.68%	26.74	20.59%
Class M-2	21.38	17.89%	21.27	17.83%
Class M-3	18.58	16.29%	18.52	16.25%
Class M-4	16.22	14.81%	16.18	14.79%
Class M-5	14.14	13.41%	14.12	13.40%
Class M-6	12.34	12.11%	12.35	12.12%
Class M-7	10.75	10.89%	10.77	10.90%
Class M-8	9.28	9.68%	9.32	9.71%
Class M-9	8.26	8.80%	8.30	8.84%
Class M-10	7.57	8.19%	7.60	8.21%
Class M-11	6.84	7.51%	6.85	7.52%